Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056

FOR IMMEDIATE RELEASE

TPC Group Inc. Enters Into Merger Agreement with First Reserve Corporation and SK Capital Partners

TPC Group Stockholders to Receive $40.00 per Share in Cash in an Approximately $850 Million Transaction

Houston, TX, August 27, 2012 – TPC Group Inc. (Nasdaq: TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, today announced that it has entered into a definitive merger agreement with investment funds sponsored by First Reserve Corporation, a leading global investment firm dedicated to the energy industry, and SK Capital Partners, a U.S. based private investment firm focused on the chemicals sector. Under the terms of the merger agreement, TPC Group stockholders will receive $40.00 per share in cash for each share of TPC Group common stock that they own. The transaction, which is valued at approximately $850 million, including net debt, will result in TPC Group becoming a private company. The transaction is expected to close in the fourth quarter of 2012.

The $40.00 per share consideration represents a 20 percent premium to TPC Group’s closing stock price on July 24, 2012, the last unaffected trading day prior to media reports of a possible acquisition of TPC Group.

Stockholders representing approximately 22 percent of TPC Group’s outstanding shares have entered into agreements to vote in favor of the transaction.

“In late 2011, the Board of Directors formed a special committee in order to conduct a comprehensive review of the strategic and financial alternatives available to the Company,” said Michael E. Ducey, Non-Executive Chairman of the TPC Group Board of Directors. “Acting in consultation with our advisors, our Board of Directors determined that this transaction with First Reserve and SK Capital, two companies with strong reputations and proven records of successfully completing comparable transactions, appropriately recognizes the value of TPC Group’s business and prospects and provides our stockholders with an immediate cash premium for their valued investment.”

“We are very pleased to enter into this agreement with First Reserve and SK Capital, and we believe this transaction is in the best interests of TPC Group’s stockholders,” said Michael T. McDonnell, President and Chief Executive Officer of TPC Group. “We are committed to the execution of our near- and long-term strategic initiatives and remain on schedule with our projects. As always, we will continue to do what we do best—consistently delivering mission-critical products and providing aggregation, processing and logistics services to our valued partners.”

First Reserve Corporation Director Neil Wizel said, “As a growth equity investor, First Reserve is looking forward to helping TPC Group expand its core business to capitalize on the advent of the shale plays in North America and the resulting increase in supply of natural gas and natural gas liquids. First Reserve is delighted to partner with TPC Group management and SK Capital, as we together support the Company in its next stage of development.”

“We firmly believe in management’s strategy of enhancing TPC Group’s ability to serve customers in structurally short markets through the restart of idled assets,” said Jack Norris, a Managing Director of SK Capital. “Partnering with First Reserve in this acquisition leverages the strengths of our respective sector franchises and positions us well to support management’s growth initiatives.”

TPC Group’s Board of Directors has approved the agreement with First Reserve and SK Capital and recommends that TPC Group stockholders adopt the merger agreement. TPC Group expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and merger agreement as soon as practicable after the mailing of the proxy statement to its stockholders.

The transaction is subject to the approval of TPC Group’s stockholders, antitrust clearances and other customary closing conditions. First Reserve and SK Capital have obtained commitment letters for debt and equity financing for the transaction, and the transaction is not subject to any condition with regard to the financing. Financing commitments have been provided by Bank of America Merrill Lynch, Morgan Stanley Senior Funding, Inc. and Jefferies and its affiliates.

Perella Weinberg Partners LP is serving as financial advisor to TPC Group, and Baker Botts L.L.P. is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the special committee of the TPC Group’s Board of Directors. Jefferies & Company, Inc. is serving as financial advisor to First Reserve and SK Capital. Simpson Thacher & Bartlett LLP is serving as legal counsel to First Reserve and SK Capital.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

About First Reserve Corporation

Founded in 1983, First Reserve Corporation is a leading global investment firm dedicated to the energy industry with over $23 billion of raised capital since inception. With offices in North America, Europe and Asia, First Reserve is well-positioned to make strategic investments on a global basis across the energy value chain. First Reserve seeks to create value for its investors by applying its deep industry knowledge, decades of investing and operational experience, highly talented management team and powerful network of global relationships to its investments and through active monitoring of its portfolio companies. For additional information, please visit the First Reserve website at www.firstreserve.com.

About SK Capital Partners

SK Capital Partners is a private investment firm with a disciplined focus on the specialty materials, chemicals and healthcare sectors. SK Capital’s integrated, multi-disciplinary team utilizes its industry, operating and investment experience to support the transformation of businesses into higher performing companies. Located in New York, NY and Boca Raton, FL, SK Capital is currently investing SK Capital Partners III, L.P., a $500 million fund of committed capital, and its portfolio companies generate revenues of over $3.0 billion annually and employ more than 3,400 people. Please visit http://www.skcapitalpartners.com for more information.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com/com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800,Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

For TPC Group

Investor Relations

Contact: Miguel Desdin

Email: miguel.desdin@tpcgrp.com

Phone: 713-627-7474

Media Inquiries

Contact: Meaghan Repko / James Golden

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

For First Reserve

Contact: Michael Henman

Cubitt Consulting

E-mail: michael.henman@cubitt.com

Phone: +44 (0)20 7367 5100

Contact: Caroline Harris

Prosek Partners

Email: charris@prosek.com

Phone: +1 212-279-3115; ext. 222

For SK Capital

Media Inquiries

Contact: James Marden

Email: jmarden@skcapitalpartners.com

Phone: (212) 826-2700

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